                                    As amended, 2/14/94 - Article I, Section 2


                             FPA CAPITAL FUND, INC.

                                   BY-LAWS


                                  ARTICLE I

                                 STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS. The Corporation is not required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. If the Corporation is required by the Investment Company Act of 1940 to hold a meeting of stockholders to elect directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act of 1940 and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. Except as the charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

          SECTION 2. SPECIAL MEETINGS. At any time in the interval between annual meetings, a special meeting of stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. The Secretary of the Corporation shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least ten percent of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months.

          SECTION 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

          SECTION 4. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

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          SECTION 5.  QUORUM; VOTING.  Unless statute or the charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

          SECTION 6. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

          SECTION 7. RECORD DATE AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 6 of this Article I, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

          SECTION 8. GENERAL RIGHT TO VOTE; PROXIES. Unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it shall not be valid for more than 11 months after its date.

          SECTION 9. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class or series of shares held by each and certified by the transfer agent for such class or series or by the Secretary, shall be furnished by the Secretary.

          SECTION 10. CONDUCT OF BUSINESS AND VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by one or more inspectors, in which event the


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proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

          SECTION 11. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.


                                  ARTICLE II

                              BOARD OF DIRECTORS

          SECTION 1. ELECTION AND POWERS. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than three (3) nor more than nine (9). The business, affairs and property of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Charter, or these By-Laws required to be exercised or done by the stockholders. The members of the Board of Directors shall be elected by the stockholders at their annual meeting and each Director shall hold office until the annual meeting next after his election and until his successor shall have been duly elected and qualified, until he shall have resigned, or until he shall have been removed as provided in Section 11 of this Article II.

          SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice on such dates as the Board may from time to time determine.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors either in writing or by vote at a meeting.

          SECTION 4. NOTICE OF SPECIAL MEETINGS. Notice of the place, day and hour of every special meeting shall be delivered personally to each director or mailed, telegraphed or cabled to his address on the books of the Corporation at least one (1) day before the meeting. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

          SECTION 5. PLACE OF MEETINGS. The Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.


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                                  As amended, 2/14/94 - Article II, Section 10


          SECTION 6. QUORUM AND BOARD ACTION. Except as otherwise provided by statute or by the Charter: (a) one-half (1/2) of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; (b) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board; and (c) if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

          SECTION 7. CHAIRMAN. The Board of Directors may at any time appoint one of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these By-Laws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Corporation.

          SECTION 8. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

          SECTION 9. VACANCIES. Any vacancy on the Board of Directors occurring by reason of any increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy on the Board of Directors occurring for any other cause may be filled by a majority of the remaining members of the Board of Directors, whether or not these members constitute a quorum under Section 6 of this Article II. Any director so chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

          SECTION 10. REMOVAL. At any meeting of the stockholders called for that purpose, the stockholders of the Corporation may remove from office any director, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors, and another director may be elected in the place of the director so removed to serve for the remainder of the term of the removed director.

          Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1 per centum of the outstanding shares, whichever is less, shall apply to the Board of Directors in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a special meeting to remove any director and accompanied by a form of communication and request which they wish to transmit, the Board shall within five business days after receipt of such application either:


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               (a)  afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Corporation; or

               (b) inform such applicants as to the approximate number of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

          If the Board elects to follow the course specified in paragraph (b), the Board, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Board shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission") together with a copy of the material to be mailed, a written statement signed by at least a majority of the directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

          If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Board shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

          SECTION 11. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 12. COMMITTEES. The Board of Directors may appoint from among its members an executive and other committees of the Board composed of two (2) or more directors. To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

          SECTION 13. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.


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          SECTION 14. COMPENSATION OF DIRECTORS.  Any director, whether or not he is a salaried officer, employee or agent of the Corporation, may be compensated for his services as a director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.

                                  ARTICLE III

                                   OFFICERS

          SECTION 1. NUMBER. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice President.

          SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

          SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4. REMOVAL. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time.

          SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He, or such persons as he shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall have general executive powers as well as other powers and duties as from time to time may be conferred upon or assigned to him by the Board.

          SECTION 6. THE VICE PRESIDENTS. In the absence or disability of the President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation or ex-officio, except when designated by the Board. Each Vice President shall


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

perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

          SECTION 7. THE SECRETARY. The Secretary shall record all the votes of the stockholders and the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, provided that in lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the world "(SEAL)" adjacent to the signature of the authorized officer of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

          SECTION 8. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President of the Secretary.

          SECTION 9. THE TREASURER. Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

          SECTION 10. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

          SECTION 11. COMPENSATION OF OFFICERS. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.


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

                                  ARTICLE IV

                                    STOCK

          SECTION 1. CERTIFICATES. Each stockholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held by him, signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors.

          SECTION 2. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued), or by his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, together with a proper request for redemption, to the Corporation's Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

          SECTION 3. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

          SECTION 4. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of a new stock certificate in lieu of any stock certificate lost, stolen, destroyed or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

          SECTION 5. STOCK LEDGERS. The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agents of the Corporation's capital stock.


                                  ARTICLE V

                                    SEAL

          The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


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

                                  ARTICLE VI

                               SUNDRY PROVISIONS

          SECTION 1. AMENDMENTS.

               (a) BY STOCKHOLDERS. By-Laws may be adopted, altered, amended or repealed in the manner provided in Section 5 of Article I hereof at any annual or special meeting of the stockholders.

               (b) BY DIRECTORS. By-Laws may be adopted, altered, amended or repealed in the manner provided in Section 6 of Article II hereof by the Board of Directors at any regular or special meeting of the Board.

         SECTION 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               (a) INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses
(including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               (b) ADVANCES. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Section 2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment
Company Act of 1940, as such statutes are now or hereafter in force.

               (c) PROCEDURE. On the request of any current or former director or officer requesting indemnification or an advance under this
Section 2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Section 2 have been met.

               (d) OTHER RIGHTS. The indemnification provided by this Section 2 shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          IN WITNESS WHEREOF, the undersigned Secretary of FPA Capital Fund, Inc. hereby certifies that the foregoing By-Laws were duly adopted by the Board of Directors of the Corporation on September 20, 1993.




                                               /s/ Sherry Sasaki
                                              --------------------------------
                                              Sherry Sasaki, Secretary















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